OPTION
                                 AGREEMENT


    THIS AGREEMENT, dated as of March 30, 1993, between CLEAR CHANNEL COMMUNICATIONS, INC., a Texas corporation (the "Company ) and L. LOWRY MAYS, the President of the Company.


                            W I T N E S S E T H:


    WHEREAS, the Company desires, by providing its President an opportunity to purchase sharesof its Common Stock, $.10 par value (the "Common Stock"), pursuant to this Agreement, to retain the services of its President and to provide its President with additional incentive to advance success of the Company.

    NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the parties hereby agree as follows:

         1. Grant of Option. The Company hereby grants to L. Lowry Mays ("Optionee")an option ( Option") to purchase up to 45,697 shares of the Common Stock at the price of $21.125 per share, subject to adjustment in accordance with the terms and conditions herein set forth. This Option may be exercised in whole or in part at any time or times during the three (3) year period commencing upon the date hereof.

         2. Transferability. This option shall be assignable or transferable by the Optionee, and the assignee or transferee shall have all the rights of the optionee hereunder, upon receipt of an opinion of counsel satisfactory to the Company to the effect that the assignment or transfer of this Option is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

         3. Manner of Exercise. The Optionee (or other person entitled to exercise the option) shall purchase shares of Common Stock subject hereto by the payment to the Company of the purchase price in full. Options may be exercised from time to time by written notice to the Company stating the full number of shares to be purchased and the time of delivery thereof, which shall be at least 15 days after the giving of notice, unless an earlier date shall havebeen agreed upon between Optionee (or other person entitled to exercise the option) and the Company, accompanied by full payment for the shares by check. At the time of delivery, theCompany shall, without transfer or issue tax to the Optionee (or other person entitledexercise the option), deliver at the principal office of the Company, or at such other place as shall be mutually agreed upon, a certificate or certificates for such shares; provided, however, that the time of delivery may be postponed by the Company for such period as may be required for it to comply with reasonable diligence with any requirements of law.

         4. Adjustments on Recapitalization. The number of shares of Common Stock subject hereto and the option price per share shall be proportionately adjusted for any increase or decrease in the number of issued shares of the Common Stock resulting from thesubdivision or consolidation of shares, or the payment of a stock dividend, or other de or increase in the shares of Common Stock outstanding effected without receipt of consideration by the Company; provided, however, that any options to purchase fractional shares resulting from such adjustments shall be eliminated.

         5. Adjustments on Reorganization. If the Company shall at any time merge or consolidate with or into another corporation, the holder of this Option will thereafter receive, upon the exercise thereof (or the exercise of a substitute option), the securities or other property to which the number of shares of Common Stock then deliverable upon the exercise of such option would have been entitled upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary toassure that the provisions of this Agreement shall thereafter be applicable to any securities or other property thereafter deliverable upon the exercise of such option.
A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.

     6. Registration Rights. At any time, the Optionee (or other persons entitled to exercise this Option) may request the Company to register under the Securities Act all or a portion of the Common Stock.
Promptly upon the receipt of such notice, the Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice. The Company shall be obligated to register the shares of Common Stock covered by this Option on two (2) occasions only pursuant to the foregoing.
If the Company at any time prior to February 9, 1998 proposes to register its Common Stock forpublic sale under the Securities Act on Forms S-1, S-2 or S-3, it shall give written notice to the Optionee (or other persons entitled to exercise this Option) at least 30 days prior to the filing of such registration. Upon the written request of the Optionee (or other persons entitled to exercise this Option), the Company shall use its best efforts to register under the Securities Act for public sale the number of shares of Common Stock specified in such request; subject, however, in a firm commitment underwriting, to the right of the managing underwriter to limit or exclude such shares, if in its opinion, the inclusion of such shares wouldadversely affect the sale of the Common Stock by the Company. All expenses, disbursements and fees incurred in connection with the registration of the Company of any such shares pursuant to this Section shall be borne by the Company, except for filing fees and underwriting discounts or commissions relating to the sale of such shares, which shall be borne by the Optionee (or other persons exercising such Option).

     7. Reservation of Shares; Transfer Taxes. The Company shall at all times during the term of the Option reserve and keep available such number of shares Of Common Stock as will be sufficient to satisfy the requirements of the option, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and shall from timeto time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company shall be applicable thereto.

     8. Restrictions on Resale. The Optionee understands that the shares of Common Stock issuable upon exercise of this Option have not been or, except as provided in Section 6 of this Agreement, will not be registered under the Securities Act or the securities laws of any state, that he may not sell, offer to sell or otherwise dispose of the shares of Common Stock,except pursuant to an effective registration statement under the Securities Act or upon receipt of an opinion of counsel satisfactory to the Company to the effect that such offer, sale or other disposition of such shares of Common Stock is exempt from the registration requirements ofsuch Act and that each certificate representing such shares will bear a legend to the following effect:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE
     NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
     1933.  THESE SHARES MAY NOT BE SOLD OR OFFERED FOR
     SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION
     STATEMENT FILED UNDER SUCH ACT OR UPON RECEIPT BY
     THE COMPANY OF AN OPINION OF COUNSEL SAT-
     ISFACTORY TO THE COMPANY TO THE EFFECT THAT THE
     OFFER AND SALE OF SUCH SHARES IS EXEMPT FROM THE
     REGISTRATION REQUIREMENTS OF SUCH ACT.

     9. Notice. Any notice required or permitted hereunder shall be deemed sufficiently given if in writing and either personally delivered or sent by certified mail, postage prepaid,addressed to the party at the address set forth below, or at such other address as the party may subsequently designate:

          (a)  Clear Channel Communications, Inc.
               Two RepublicBank Plaza
               175 E. Houston Street, Suite 500
               San Antonio, Texas 78205

          (b)  L. Lowry Mays
               400 Geneseo Road
               San Antonio, Texas 78209

10. Integration. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and all prior understandings and agreements between the parties hereto relating to the subject matter hereof are hereby superseded.

         11. Amendment; Waiver. No modification or amendment hereof shall be valid andbinding, unless it be in writing and signed by the parties hereto. The waiver of any provisions hereof shall be effective only if in writing and signed by the parties hereto, and then only in the specific instance and for the particular purpose for which it was given. No failure to exercise, and no delay in exercising, any right or power hereunder shall operate as a waiver hereof.

12. Benefit. This Agreement shall inure to the benefit of and shall be binding upon the Optionee, his heirs and personal representatives, and the Company, its successors and assigns.

         13. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Texas.

    IN WITNESS WHEREOF, this Option Agreement has been duly executed, as of the day and year first above written.

                             CLEAR CHANNEL COMMUNICATIONS, INC.

                         By:_____________________________________


                             L. Lowry Mays
                            ________________________________________
                             L. LOWRY MAYS